Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Taxus Pharmaceuticals Holdings Inc (the “Company”) for the quarter ended March 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Jiayue Zhang, Chief Executive Officer of the Company, certifies that, to the best of my knowledge:

(1)	the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	all information contained in the Report fairly presents, in all material respects, the Company’s financial condition and results of operations.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Date: June 29, 2018

/s/ Jiayue Zhang
Jiayue Zhang
Chief Executive Officer
(Principal Esxecutive Officer)